EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Dynamic Energy Alliance Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 159d) of the Securities Exchange Act of1934; and

(2)	The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Steven Frye
Steven Frye
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Dynamic Energy Alliance Corporation, Inc. and will be retained by Dynamic Energy Alliance Corporation, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.